FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of October 31, 2023, is among MYRIAD GENETICS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto (the “Consenting Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
Recitals
A.    WHEREAS, the Borrower, the other Loan Parties party thereto, the Lenders (other than the New Lender) and the Administrative Agent are parties to that certain Credit Agreement dated as of June 30, 2023 (the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made and will make certain credit available to and on behalf of the Borrower.
B.    WHEREAS, Borrower, the other Grantors party thereto (the “Grantors”) and the Administrative Agent are parties to that certain Pledge and Security Agreement, dated as of June 30, 2023 (the “Existing Security Agreement”; and the Existing Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Amendment, the “Security Agreement”), entered into to secure the Secured Obligations.
C.    WHEREAS, pursuant to Section 2.09(d) of the Credit Agreement, the Borrower intends to increase the Revolving Commitments to an aggregate amount of $115,000,000 by obtaining $25,000,000 in new Revolving Commitments (the “Commitment Increase”) from Goldman Sachs Bank USA (the “New Lender”).
D.    WHEREAS, the Borrower, the other Loan Parties party hereto and the Consenting Lenders (which constitute all of the Lenders) desire to (i) consent to certain transactions proposed by the Borrower and its Subsidiaries and (ii) amend the Existing Credit Agreement to modify certain provisions thereof, as described herein.
E.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms; Terms Generally. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement. All references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Amendment, unless otherwise specified. Section 1.03 of the Credit Agreement is incorporated herein by reference mutatis mutandis as if fully set forth herein, except to the extent directly conflicting with the immediately preceding sentence.

Section 2.    Increase of Revolving Commitments; Reallocation of Loans and Participations in Letters of Credit; Commitment Schedule.
2.1    The New Lender intends to become party to the Credit Agreement as a Lender and provide Revolving Commitments in the amount of $25,000,000. The New Lender, by its signature page hereto, agrees (a) that its Revolving Commitment under the Credit Agreement effective on the First Amendment Effective Date (as defined below) is the amount set forth opposite such New Lender’s name on the revised Commitment Schedule attached hereto under the caption “Revolving Commitment” and (b) that such New Lender shall (for consideration that is not less than par value and inclusive of accrued and unpaid interest) purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit and Swingline Loans) of each of the other Lenders such that each Lender shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Revolving Commitments effected by this Amendment.
2.2    The New Lender hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to provide its Revolving Commitment and Loans and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender under the Credit Agreement, (iii) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Revolving Commitment, Loans and participation interests in Letters of Credit and Swingline Loans on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement has been duly completed and executed and delivered to the Borrower and the Administrative Agent, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by its Revolving Commitment and Loans and either it, or the Person exercising discretion in making its decision to provide its Revolving Commitment, is experienced in acquiring assets of such type and (vii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to acquire its Revolving Commitment, Loans and participation interests in Letters of Credit and Swingline Loans; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) it will assume all of the rights and obligations of a “Lender” under the Credit Agreement and (iii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2.3    The Administrative Agent, Issuing Bank and Borrower hereby consent to the New Lender becoming a Lender under the Credit Agreement.

Section 3.    Amendments to Existing Credit Agreement. On the First Amendment Effective Date, the Existing Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended by:
3.1    Amendments to Section 1.01 of the Credit Agreement.
(a)    Adding the following definition in the appropriate alphabetical order:
“First Amendment Effective Date” means October 31, 2023.”
(b)    Amending and restating in its entirety the definition of “Interest Payment Date” in Section 1.01 of the Existing Credit Agreement to read as the following:
““Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each calendar quarter and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.”
(c)    Amending the definition of Eligible Accounts in Section 1.01 of the Existing Credit Agreement by:
(i)    replacing the term “Borrower” in the first line of the definition of Eligible Accounts and in clause (e) of the definition of Eligible Accounts with “Loan Parties”;
(ii)    replacing each instance of the term “Borrower” in the clause (c), clause (h), clause (t), clause (u), clause (w) and in the penultimate paragraph (other than the first reference to Borrower in such paragraph) of the definition of Eligible Accounts with “the applicable Loan Party”;
(iii)     replacing the term “Borrower’s” in clause (g) of the definition of Eligible Accounts with “the applicable Loan Party’s”;
(d)    Amending the definition of Healthcare Laws in Section 1.01 of the Existing Credit Agreement to replace the instance of “Borrower” therein with “Loan Parties”;
(e)    Amending the definition of Revolving Commitments in Section 1.01 of the Existing Credit Agreement by amending and restating the last sentence of such definition as follows: “The aggregate amount of the Revolving Commitments as of the First Amendment Effective Date is $115,000,000.”.
3.2    Amendment to Section 3.21 of the Credit Agreement. Amending Section 3.21 by inserting “affiliates” after the word “employees” and before the words “and agents” on the third and fifth lines of such section.

3.3    Amendments to Section 5.01(g) of the Credit Agreement. Amending Section 5.01(g) by:
(a)    replacing the term “Borrower’s” in each of Section 5.01(g)(i), Section 5.01(g)(iii), Section 5.01(g)(iv), Section 5.01(i)(iii) and Section 5.01(i)(iv) with “Loan Parties’”;
(b)    replacing the term “Borrower” in each of Section 5.01(g)(ii) and Section 5.01(g)(iii) with “Loan Parties”;
3.4    Amendment to Section 9.02(a) of the Credit Agreement. Amending Section 9.02(a) by:
(a)    deleting the “or” immediately prior to clause (K) and replacing it with “, ”; and
(b)    adding the following new clause (L) following clause (K) and immediately prior to the proviso: “or (L) amend the definition of “Applicable Percentage” without the consent of each Lender”
3.5    Amendment to Section 9.12 of the Credit Agreement. Amending Section 9.12 by adding the words “or Lenders” after the word “arrangers” and prior to the words “to data service providers”.
3.6    Amendment to Commitment Schedule. The Commitment Schedule to the Credit Agreement is hereby replaced with the Commitment Schedule attached as Annex I.
Section 4.    Amendments to Existing Security Agreement. On the First Amendment Effective Date, the Existing Security Agreement (excluding the Schedules and Exhibits thereto) is hereby amended by:
4.1    Amendment to Section 7.1(a)(i) of the Security Agreement. Amending Section 7.1(a)(i) by inserting “initially” after the words “in respect of Receivables will” and before the words “be deposited”.
4.2    Amendment to Section 7.1(a)(ii) of the Security Agreement. Amending Section 7.1(a)(ii) by inserting “or deposit” after the word “wire” and before the words “all amounts”.

4.3    Amendment to Section 7.1(b) of the Security Agreement. Amending Section 7.1(b) by deleting it in its entirety and replacing it with the following:

(b)    Each Grantor shall direct (i) all of its Account Debtors that are not Account Debtors for Restricted Government Accounts to forward payments directly to Lock Boxes subject to Lock Box Agreements or to a Collateral Deposit Account within the time for compliance set forth in Section 7.1(a)(i) and (ii) all of its Account Debtors for Restricted Government Accounts to forward payments directly to a Government Receivables Deposit Account within the time for compliance set forth in Section 4.14(b). Upon the Loan Parties’ compliance with Section 5.12 of the Credit Agreement, the Administrative Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall any Grantor remove any item from a Lock Box (other than pursuant to the daily sweep referenced in this Section 7.1(b)) without the Administrative Agent’s prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement, to a Collateral Deposit Account after notice from the Administrative Agent, or to a Government Receivables Deposit Account, the Administrative Agent shall, notwithstanding the language set forth in Section 6.2(b), be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement, a Collateral Deposit Account or a Government Receivables Deposit Account will be swept on a daily basis into a collection account maintained by such Grantor with the Administrative Agent or a Lender or, prior to the Loan Parties compliance with Section 5.12 of the Credit Agreement, another Deposit Account of the Loan Parties subject to a Control Agreement and located at a bank acceptable to the Administrative Agent in its sole discretion (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account (and, prior to the Loan Parties’ compliance with Section 5.12 of the Credit Agreement, the Loan Parties shall immediately deliver the funds to an account maintained by such Loan Parties with the Administrative Agent to permit the Administrative Agent to hold and apply such funds) as provided by the terms of Section 7.3. Following the Loan Parties compliance with Section 5.12 of the Credit Agreement, no amounts other than Government Accounts Receivable shall be deposited into any Government Receivables Deposit Account.

4.4    Amendments to Section 7.2 of the Security Agreement. Amending Section 7.2 by inserting the word “prior” after the word “writing” and before the words “to the opening” on the fourth line of such section.
4.5    Amendment to Section 7.3 of the Security Agreement. Amending Section 7.3 by inserting the words “either be maintained in such Collection Account or” after “Collection Account,” and before the words “be deposited”.

Section 5.    Consent.
5.1    The Borrower has requested that the Lenders consent to certain transactions related to leases of the Borrower and its Subsidiaries as set forth below that would not otherwise be permitted by Section 6.05 of the Credit Agreement:
(a)    The assignment (the “South Chipeta Assignment”) of the Lease Agreement, executed on January 31, 2019 (the “South Chipeta Lease”), by and between Boyer Research Park Associates X, L.C., a Utah limited liability company and the Borrower, concerning the real property located at 303 South Chipeta Way, Salt Lake City, Utah 84108 (the “South Chipeta Property”) to a Person who is not an Affiliate of the Borrower.
(b)     The sale (the “South Chipeta Personal Property Sale” and, together with the South Chipeta Assignment, the “South Chipeta Transactions”) of certain personal property consisting of office furniture and equipment located at the South Chipeta Property with an aggregate value not in excess of $4,275,000 (the “South Chipeta Personal Property”).
(c)    Upon closing of the South Chipeta Transactions, the Administrative Agent shall release its Lien on the South Chipeta Lease and South Chipeta Personal Property without any further action by the Borrower, including, for the avoidance of doubt, any certificate required pursuant to Section 8.14(b) of the Security Agreement. At the Borrower’s expense, the Administrative Agent shall execute or authorize the filing of such further documentation as the Borrower may reasonably request to evidence such release.
(d)    The termination of certain other lease agreements listed in Annex II attached hereto (the “Other Lease Terminations” and collectively with the South Chipeta Transactions the “Consent Transactions”).
5.2    Subject to the conditions that (x) both prior and after giving effect to the Consent Transactions, there is no Default or Material Adverse Effect and (y) to the extent that Collateral is being moved to a new location in connection with a Consent Transaction, such location is subject to a Collateral Access Agreement, the Consenting Lenders (a) consent to the Consent Transactions solely for the purpose of Section 6.05 of the Credit Agreement and (b) authorize the Administrative Agent to (i) terminate the landlord waivers covering the premises subject to the South Chipeta Assignment and Other Lease Terminations and (ii) deliver documents reasonably requested by the Borrower to evidence the release of the Administrative Agent’s Lien on the personal property subject to the South Chipeta Personal Property Sale. This consent is limited to the matters expressly covered herein and shall be effective only in this specific instance. This consent shall not entitle the Borrower to any other or further consent in any similar or other circumstances. The Credit Agreement remains in full force and effect in accordance with its original terms, as amended herein.
Section 6.    Administrative Agent Consent to Extension of Time for Compliance with Section 5.14(c) of the Credit Agreement. The Administrative Agent, acting in its sole discretion as provided in section 5.14(c) of the Credit Agreement agrees to extend the time period for compliance with Section 5.14(c) to the date that is 90 days after the First Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion.

Section 7.    Conditions Precedent. This Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions is satisfied:
7.1    The Administrative Agent shall have received from the Borrower, the other Loan Parties party hereto, and the Consenting Lenders constituting all of the Lenders counterparts of this Amendment signed on behalf of such Person.
7.2    Both before and immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.
7.3    There shall be no litigation seeking to enjoin or prevent this Amendment or any financing contemplated hereby.
7.4    The Administrative Agent shall have received a certificate of an authorized officer of each Loan Party (x) certifying and attaching (a) the resolutions adopted by such Loan Party approving or consenting to the Commitment Increase, (b) identifying by name and title and bear the signatures of the officers of such Loan Party authorized to sign this Amendment and the other Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (c) the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents of each Loan Party or (y) certifying that (a) the resolutions adopted by such Loan Party and attached to that certain Officer’s Certificate of such Loan Party dated as of June 30, 2023 (the “Prior Certificate”), remain in full force and effect and have not been modified or rescinded in any respect, (b) that the officers of such Loan Party identified in the Prior Certificate remain authorized to sign this Amendment and the other Loan Documents to which it is a party, and (c) there have been no modifications to the certificate or articles of incorporation or organization of each Loan Party attached to the Prior Certificate of such Loan Party.
7.5    The Administrative Agent shall have received a certificate of the Borrower certifying that, before and after giving effect to the Amendment and the Commitment Increase, (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (ii) no Default exists and (iii) the Borrower is in compliance (on a pro forma basis) with the covenants contained in Section 6.12 of the Credit Agreement.
7.6    The Administrative Agent shall have received a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.
7.7    The Administrative Agent shall have received a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Banks and the Lenders in form and substance substantially consistent with that delivered on the Effective Date and otherwise satisfactory to the Administrative Agent and its counsel.

Each party hereto hereby authorizes and directs the Administrative Agent to declare this Amendment to be effective (and the First Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 7. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 8.    Miscellaneous.
8.1    Confirmation. The provisions of the Credit Agreement and Security Agreement shall remain in full force and effect following the First Amendment Effective Date.
8.2    Ratification and Affirmation; Representations and Warranties; Reaffirmation.
(a)     Each of the Borrower and the other Loan Parties hereby (a) acknowledges the terms of this Amendment; and (b) represents and warrants to the Lenders that as of the date hereof: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no event, development or circumstance has have occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
(b)    Without limiting its obligations under or the provisions of the Credit Agreement and the other Loan Documents, each Loan Party hereby (a) acknowledges that the terms “Obligations”, “Guaranteed Obligations” and “Secured Obligations” and terms of similar import used in the Loan Documents shall include the unpaid principal of, and accrued and unpaid interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) the Revolving Loans after giving effect to this Amendment, (b) affirms and confirms its guaranty obligations under the Credit Agreement and its pledges, grants, indemnification obligations and other commitments and obligations under the Credit Agreement and each Collateral Document to which it is a party, in each case after giving effect to this Amendment, (c) agrees that each of the Security Agreement and each Collateral Document to which it is a party and all guarantees, pledges, grants and other commitments and obligations under the Security Agreement, each Collateral Document and the Credit Agreement shall continue to be in full force and effect following the effectiveness of this Amendment (and shall apply in all respects to the obligations of the Borrowers in respect of the Revolving Loans after giving effect to this Amendment) and (d) confirms that all of the Liens and security interests created and arising under the Collateral Documents remain in full force and effect, and are not released or reduced, as collateral security for the Secured Obligations other than the Administrative Agent’s Lien on the South Chipeta Personal Property released pursuant to this Amendment.

8.3    Counterparts; Electronic Execution. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment and any approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Consenting Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart (in such number as may be reasonably requested by the Administrative Agent).
8.4    No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
8.5    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.6    Payment of Expenses. In accordance with Section 9.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent and any fees due and payable.
8.7    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.8    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 9.04 of the Credit Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the First Amendment Effective Date.

BORROWER:	MYRIAD GENETICS, INC.

By: /s/ R. Bryan Riggsbee
Name: R. Bryan Riggsbee
Title: Chief Financial Officer

OTHER LOAN PARTIES:	MYRIAD GENETIC LABORATORIES, INC.

By: /s/ R. Bryan Riggsbee
Name: R. Bryan Riggsbee
Title: Chief Financial Officer

MYRIAD WOMEN’S HEALTH, INC.

By: /s/ R. Bryan Riggsbee
Name: R. Bryan Riggsbee
Title: Chief Financial Officer

ASSUREX HEALTH, INC.

By: /s/ R. Bryan Riggsbee
Name: R. Bryan Riggsbee
Title: Chief Financial Officer

GATEWAY GENOMICS, LLC

By: /s/ R. Bryan Riggsbee
Name: R. Bryan Riggsbee
Title: Chief Financial Officer
First Amendment to Credit Agreement and Pledge and Security Agreement
Signature Page

ADMINISTRATIVE AGENT,	JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Consenting Lender
ISSUING BANK AND A
CONSENTING LENDER:
By: /s/ Melanie Her
Name: Melanie Her
Title: Vice President

First Amendment to Credit Agreement and Pledge and Security Agreement
Signature Page

NEW LENDER AND	GOLDMAN SACHS BANK USA, as New Lender and a Consulting Lender
CONSENTING LENDER:

By: /s/ W. E. Briggs IV
Name: William E. Briggs IV
Title: Authorized Signatory
First Amendment to Credit Agreement and Pledge and Security Agreement
Signature Page

CONSENTING LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Consenting Lende

By: /s/ Kevin Cumberland
Name: Kevin Cumberland
Title: Authorized Signatory
First Amendment to Credit Agreement and Pledge and Security Agreement
Signature Page

CONSENTING LENDER:	BANK OF AMERICA, N.A., as a Consenting Lende

By: /s/ Gregory Kress
Name: Gregory Kress
Title: Senior Vice President

First Amendment to Credit Agreement and Pledge and Security Agreement
Signature Page